EXHIBIT 99.1

Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com
First BanCorp Provides Update on 2006 10-K Filing
San Juan, Puerto Rico, March 23, 2007 — As previously announced in a Form 12b-25 filed with the Securities and Exchange Commission on March 2, 2007, First BanCorp (NYSE: FBP) did not file its annual report on Form 10-K for the fiscal year ended December 31, 2006 by the required deadline of March 1, 2007.
On September 26, 2006, the Corporation filed its amended 2004 annual report on Form 10-K/A with the SEC, which included restated financial statements for the fiscal years ended December 31, 2002, 2003 and 2004. Subsequently, on February 9, 2007, the Corporation filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2005. Due to the work involved in the restatement process and the recent completion of the 2005 Form 10-K, the Corporation was not able to complete its financial statements for the year ended December 31, 2006 and file its 2006 10-K by its due date of March 1, 2007.
The Corporation expects to file its 2006 10-K with the SEC in the summer of 2007 and to file an amended quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 and quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006, or the information required by those reports, as soon as possible thereafter.
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly UniBank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 151 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto

Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency; First Trade, Inc., a foreign corporation management company; and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including the Corporation’s ability to file the 2006 10-K during the summer of 2007 and, thereafter, the required quarterly information so that the Corporation can return to compliance with the reporting requirements under the Securities Exchange Act of 1934, the completion of the sale of shares of common stock to Scotiabank, which is conditioned on, among other things, regulatory approvals, the ability to finalize the settlement of the shareholder litigation and to settle the SEC inquiry relating to First BanCorp’s recent restatement of its financial statements, the interest rate risk relating to the secured loans to Doral and R&G Financial, the continued repayment by Doral and R&G Financial of their outstanding loans, First BanCorp’s execution of the agreement with R&G Financial contemplated by its recent agreement with R&G Financial involving its outstanding loan, the impact on net income of the reduction in net interest income resulting from the repayment of a significant amount of the commercial loans to Doral, the impact of the consent orders on the Corporation’s future operations and results, the Corporation’s ability to continue to implement the terms of the consent orders, FirstBank’s ability to issue brokered certificates of deposit, its liquidity, the impact of the Corporation’s restated and more current financial statements on customers and lenders, the ability to fund operations, changes in the interest rate environment, including the impact on the Corporation’s financial statements for periods prior to April 3, 2006 of changes in the value of interest rate swaps resulting from changes in interest rates, regional and national economic conditions, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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